Exhibit 99.1

Contact:	Amy Agallar
(414) 347-3706

Sensient Technologies Corporation
Reports Results for the Quarter Ended June 30, 2021

Reported Consolidated Revenue Growth of 3.9%
 Adjusted Consolidated Local Currency Revenue Growth of 9.1%

Sensient Expects to be at or Above Previously Issued 2021 Guidance

MILWAUKEE— July 23, 2021 — Sensient Technologies Corporation (NYSE: SXT) reported consolidated revenue of $335.8 million in this year’s second quarter compared to $323.1 million in last year’s second quarter. Reported operating income in the second quarter of 2021 was $35.8 million compared to $42.1 million in the second quarter of 2020. Reported diluted earnings per share was 61 cents in the second quarter of 2021 compared to 72 cents in the second quarter of 2020. Foreign currency translation increased revenue and earnings per share by approximately 4% and 6%, respectively, in the quarter.

The 2021 second quarter reported results include divestiture & other related costs and operational improvement plan costs, which in total decreased second quarter net earnings by $7.0 million ($0.16 per diluted share). The 2020 second quarter reported results include divestiture & other related costs which increased net earnings by $1.0 million ($0.02 per diluted share). The 2021 and 2020 second quarter results also include the operations of the divested product lines, which included $2.2 million of revenue and decreased diluted earnings per share by $0.01 in the second quarter of 2021, and included $28.2 million of revenue and were not significant to diluted earnings per share in the second quarter of 2020. These adjustments are described in more detail under “Reconciliation of Non-GAAP Amounts” at the end of this release.

- MORE -

Sensient Technologies Corporation	Page 2
Earnings Release – Quarter Ended June 30, 2021
July 23, 2021

BUSINESS REVIEW

Revenue	Reported Quarter
Flavors & Extracts	-2.3%
Color	9.8%
Asia Pacific	15.9%
Total Revenue	3.9%

Revenue	Adjusted Local Currency (1) Quarter
Flavors & Extracts	9.1%
Color	7.1%
Asia Pacific	11.3%
Total Revenue	9.1%

(1) Adjusted local currency percentage changes are described in more detail in the "Reconciliation of Non-GAAP Amounts" at the end of this release.

The Flavors & Extracts Group reported second quarter revenue of $179.4 million compared to $183.6 million reported in the comparable period last year, a decrease of 2.3%, primarily due to the divestiture of the Fragrances product line in early April 2021. Adjusted local currency revenue increased 9.1% in the quarter. The higher adjusted local currency revenue was the result of strong growth in all product categories.  Segment operating income was $24.5 million in the current quarter compared to $22.8 million reported in the comparable period last year, an increase of 7.8%. Adjusted local currency operating income increased 13.2% in the quarter. The Group’s higher profit was primarily a result of favorable volume growth. Foreign currency translation increased segment revenue and operating income by approximately 4% and 3%, respectively, in the quarter.

- MORE -

Sensient Technologies Corporation	Page 3
Earnings Release – Quarter Ended June 30, 2021
July 23, 2021

The Color Group reported revenue of $133.2 million in the quarter compared to $121.3 million in last year’s comparable period, an increase of 9.8%. Adjusted local currency revenue increased 7.1% in the quarter. The Group experienced growth in Food & Pharmaceutical colors and in Personal Care. Segment operating income was $25.6 million in the quarter compared to $22.3 million in last year’s comparable period, an increase of 15.1%. Adjusted local currency operating income increased 5.2% compared to prior year’s second quarter. The higher operating income is primarily a result of the higher volumes. Foreign currency translation increased both segment revenue and operating income by approximately 5% in the quarter.

The Asia Pacific Group reported revenue of $32.3 million in the quarter compared to $27.9 million in last year’s comparable period, an increase of 15.9%. Adjusted local currency revenue increased 11.3% in the quarter. Segment operating income was $5.8 million in the quarter compared to $4.8 million in last year’s comparable quarter, an increase of 19.5%. Adjusted local currency operating income increased 21.6% in the quarter. The higher profit was primarily a result of the favorable volume growth. Foreign currency translation increased segment revenue by approximately 6% and decreased segment operating income by approximately 1% in the quarter.

Corporate & Other reported operating costs of $20.2 million in the current quarter compared to $7.7 million in last year’s comparable period, an increase of 160.9%. The higher costs are primarily due to higher divestiture & other costs reported in the second quarter of 2021 compared to the amount recorded in the second quarter of 2020. Adjusted local currency operating expenses for Corporate & Other increased 29.4% in the quarter partly due to higher performance based executive compensation.

- MORE -

Sensient Technologies Corporation	Page 4
Earnings Release – Quarter Ended June 30, 2021
July 23, 2021

2021 OUTLOOK

Sensient is reconfirming its previously issued 2021 guidance for GAAP diluted earnings per share to grow at a mid to high single digit growth rate compared to the Company’s 2020 reported GAAP diluted earnings per share of $2.59. Our full year 2021 guidance includes approximately 25 cents per share of estimated divestiture & other related costs, the results of the divested operations, and the operational improvement plan costs. The Company expects its reported tax rate to be approximately 24% for the last six months of 2021.

The Company now expects its 2021 adjusted local currency revenue(2) to grow at a  mid-single digit rate. The Company’s previous 2021 guidance for adjusted local currency revenue(2)  was a low to mid-single digit growth rate. The Company reconfirms its previously issued 2021 adjusted local currency EBITDA(2) to grow at a mid-single digit rate. The Company also continues to expect, on a local currency basis, 2021 adjusted diluted earnings per share(2) to grow at a mid-single digit growth rate compared to the Company’s 2020 adjusted diluted earnings per share(2) of $2.79. The Company expects its adjusted tax rate(2)  to be approximately 22% for the last six months of 2021.

 The Company expects earnings per share reported on a U.S. dollar basis to benefit by approximately ten cents based on current exchange rates.

The Company’s guidance is based upon current trends, current tax law, and the effects of COVID-19 to date. The full impacts of the ongoing COVID-19 pandemic remain uncertain and management will continue to monitor its impacts on our business.

(2)	See “Reconciliation of Non-GAAP Amounts” at the end of this release for more information.

- MORE -

Sensient Technologies Corporation	Page 5
Earnings Release – Quarter Ended June 30, 2021
July 23, 2021

USE OF NON-GAAP FINANCIAL MEASURES

The Company’s non-GAAP financial measures eliminate the impact of certain items, which, depending on the measure, include, currency movements, depreciation and amortization, non-cash share-based compensation, divestiture & other related costs, operational improvement plan costs, and the results of the divested operations. These measures are provided to enhance the overall understanding of the Company’s performance when viewed together with the GAAP results. Refer to “Reconciliation of Non-GAAP Amounts” at the end of this release.

CONFERENCE CALL

The Company will host a conference call to discuss its 2021 second quarter financial results at 8:30 a.m. CDT on Friday, July 23, 2021. To participate in the conference call, contact Chorus Call Inc. at (844) 492-3726 or (412) 317-1078, and ask to join the Sensient Technologies Corporation conference call. Alternatively, the call can be accessed by using the webcast link that is available on the Investor Information section of the Company’s web site at www.sensient.com.

A replay of the call will be available one hour after the end of the conference call through July 30, 2021, by calling (877) 344-7529 and referring to conference identification number 10156624. An audio replay and written transcript of the call will also be posted on the Investor Information section of the Company’s web site at www.sensient.com on or after July 27, 2021.

- MORE -

Sensient Technologies Corporation	Page 6
Earnings Release – Quarter Ended June 30, 2021
July 23, 2021

This release contains statements that may constitute “forward-looking statements” within the meaning of Federal securities laws including under “2021 Outlook” above. Such forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors concerning the Company’s operations and business environment. Important factors that could cause actual results to differ materially from those suggested by these forward-looking statements and that could adversely affect the Company’s future financial performance include the following: the impact and uncertainty created by the ongoing COVID-19 pandemic, including, but not limited to, its effects on our employees, facilities, customers, and suppliers, the availability and cost of raw materials and other supplies, the availability of logistics and transportation, governmental regulations and restrictions and general economic conditions; the pace and nature of new product introductions by the Company and the Company’s customers; the Company’s ability to anticipate and respond to changing consumer preferences and changing technologies; the Company’s ability to successfully implement its growth strategies; the outcome of the Company’s various productivity-improvement and cost-reduction efforts, acquisition and divestiture activities, and operational improvement plan; the effectiveness of the Company’s past restructuring activities; changes in costs of raw materials, including energy; industry, regulatory, legal, and economic factors related to the Company’s domestic and international business; the effects of tariffs, trade barriers, and disputes; growth in markets for products in which the Company competes; industry and customer acceptance of price increases; actions by competitors; currency exchange rate fluctuations; and other factors included in “Risk Factors” in the Company's Annual Report on Form 10-K for the year ended December 31, 2020, and in other documents that the Company files with the SEC. The risks and uncertainties identified above are not the only risks the Company faces. Additional risks and uncertainties not presently known to the Company or that it currently believes to be immaterial also may adversely affect the Company. Should any known or unknown risks and uncertainties develop into actual events, these developments could have material adverse effects on our business, financial condition, and results of operations. This release contains time-sensitive information that reflects management’s best analysis only as of the date of this release. Except to the extent required by applicable laws, the Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied herein will not be realized.

ABOUT SENSIENT TECHNOLOGIES

Sensient Technologies Corporation is a leading global manufacturer and marketer of colors, flavors, and other specialty ingredients.  Sensient uses advanced technologies and robust global supply chain capabilities to develop specialized solutions for food and beverages, as well as products that serve the pharmaceutical, nutraceutical, cosmetic, and personal care industries. Sensient’s customers range in size from small entrepreneurial businesses to major international manufacturers representing some of the world’s best-known brands.  Sensient is headquartered in Milwaukee, Wisconsin.

www.sensient.com

- MORE -

Sensient Technologies Corporation	Page 7
(In thousands, except percentages and per share amounts)
(Unaudited)

Consolidated Statements of Earnings	Three Months Ended June 30,			Six Months Ended June 30,

	2021	2020	% Change	2021	2020	% Change

Revenue	$335,827	$323,090	3.9%	$695,529	$673,767	3.2%

Cost of products sold	224,233	220,876	1.5%	468,322	459,660	1.9%
Selling and administrative expenses	75,841	60,089	26.2%	144,557	137,421	5.2%

Operating income	35,753	42,125	(15.1%)	82,650	76,686	7.8%
Interest expense	3,322	3,608		6,755	7,915

Earnings before income taxes	32,431	38,517		75,895	68,771
Income taxes	6,495	7,897		18,291	17,378

Net earnings	$25,936	$30,620	(15.3%)	$57,604	$51,393	12.1%

Earnings per share of common stock:
Basic	$0.62	$0.72		$1.37	$1.22

Diluted	$0.61	$0.72		$1.36	$1.21

Average common shares outstanding:
Basic	42,135	42,305		42,199	42,294

Diluted	42,267	42,322		42,328	42,315

Results by Segment	Three Months Ended June 30,			Six Months Ended June 30,

Revenue	2021	2020	% Change	2021	2020	% Change

Flavors & Extracts	$179,401	$183,611	(2.3%)	$380,312	$370,109	2.8%
Color	133,207	121,296	9.8%	268,927	264,791	1.6%
Asia Pacific	32,317	27,873	15.9%	66,157	58,322	13.4%
Intersegment elimination	(9,098)	(9,690)		(19,867)	(19,455)

Consolidated	$335,827	$323,090	3.9%	$695,529	$673,767	3.2%

Operating Income

Flavors & Extracts	$24,536	$22,752	7.8%	$51,554	$43,623	18.2%
Color	25,615	22,263	15.1%	52,209	51,927	0.5%
Asia Pacific	5,793	4,849	19.5%	12,545	9,908	26.6%
Corporate & Other	(20,191)	(7,739)		(33,658)	(28,772)

Consolidated	$35,753	$42,125	(15.1%)	$82,650	$76,686	7.8%

- MORE -

Sensient Technologies Corporation	Page 8
(In thousands)
(Unaudited)

Consolidated Condensed Balance Sheets	June 30, 2021	December 31, 2020

Cash and cash equivalents	$33,306	$24,770
Trade accounts receivable	258,411	234,132
Inventories	360,240	381,346
Prepaid expenses and other current assets	56,111	48,578
Assets held for sale	-	52,760
Total Current Assets	708,068	741,586

Goodwill & intangible assets (net)	429,204	434,220
Property, plant, and equipment (net)	442,022	445,493
Other assets	118,436	119,561

Total Assets	$1,697,730	$1,740,860

Trade accounts payable	$115,325	$107,324
Short-term borrowings	771	9,247
Other current liabilities	80,320	82,045
Liabilities held for sale	-	17,339
Total Current Liabilities	196,416	215,955

Long-term debt	483,230	518,004
Accrued employee and retiree benefits	29,863	28,941
Other liabilities	43,944	43,624
Shareholders' Equity	944,277	934,336

Total Liabilities and Shareholders' Equity	$1,697,730	$1,740,860

- MORE -

Sensient Technologies Corporation	Page 9
(In thousands, except per share amounts)
(Unaudited)

Consolidated Statements of Cash Flows
Six Months Ended June 30,

	2021	2020
Cash flows from operating activities:
Net earnings	$57,604	$51,393
Adjustments to arrive at net cash provided by operating activities:
Depreciation and amortization	25,817	24,522
Share-based compensation expense	4,188	2,662
Net loss on assets	206	50
Loss on divestitures and other charges	13,511	6,634
Deferred income taxes	1,702	1,075
Changes in operating assets and liabilities:
Trade accounts receivable	(26,902)	(20,494)
Inventories	19,357	24,816
Prepaid expenses and other assets	(15,573)	(3,975)
Trade accounts payable and other accrued expenses	9,632	9,961
Accrued salaries, wages, and withholdings	(3,944)	6,483
Income taxes	1,953	3,899
Other liabilities	1,710	588

Net cash provided by operating activities	89,261	107,614

Cash flows from investing activities:
Acquisition of property, plant, and equipment	(25,550)	(21,417)
Proceeds from sale of assets	169	6
Proceeds from divestiture of businesses	36,255	11,255
Other investing activities	(254)	4,395

Net cash provided by (used in) investing activities	10,620	(5,761)

Cash flows from financing activities:
Proceeds from additional borrowings	25,997	38,670
Debt payments	(62,578)	(98,849)
Purchase of treasury stock	(22,507)	-
Dividends paid	(33,027)	(33,018)
Other financing activities	(582)	(414)

Net cash used in financing activities	(92,697)	(93,611)

Effect of exchange rate changes on cash and cash equivalents	1,352	(8,519)

Net increase (decrease) in cash and cash equivalents	8,536	(277)
Cash and cash equivalents at beginning of period	24,770	21,153
Cash and cash equivalents at end of period	$33,306	$20,876

Supplemental Information
Six Months Ended June 30,	2021	2020

Dividends paid per share	$0.78	$0.78

- MORE -

Sensient Technologies Corporation	Page 10
(In thousands, except percentages and per share amounts)
(Unaudited)

Reconciliation of Non-GAAP Amounts

The Company's results for the three and six months ended June 30, 2021 and 2020 include adjusted revenue, adjusted operating income, adjusted net earnings, and adjusted diluted earnings per share, which exclude divestiture & other related costs, operational improvement plan costs and income, and the results of the divested operations.

	Three Months Ended June 30,			Six Months Ended June 30,
	2021	2020	% Change	2021	2020	% Change
Revenue (GAAP)	$335,827	$323,090	3.9%	$695,529	$673,767	3.2%
Revenue of the divested product lines	(2,207)	(28,217)		(27,777)	(64,802)
Adjusted revenue	$333,620	$294,873	13.1%	$667,752	$608,965	9.7%

Operating income (GAAP)	$35,753	$42,125	(15.1%)	$82,650	$76,686	7.8%
Divestiture & other related costs – Cost of products sold	3	1,749		28	1,939
Divestiture & other related costs – Selling and administrative expenses	11,685	(3,276)		13,232	8,377
Operating loss (income) of the divested product lines	459	(331)		(2,468)	(1,716)
Operational improvement plan - Selling and administrative expenses	(3,494)	-		(2,493)	-
Adjusted operating income	$44,406	$40,267	10.3%	$90,949	$85,286	6.6%

Net earnings (GAAP)	$25,936	$30,620	(15.3%)	$57,604	$51,393	12.1%
Divestiture & other related costs, before tax	11,688	(1,527)		13,260	10,316
Tax impact of divestiture & other related costs	(1,689)	509		(896)	(425)
Net loss (earnings) of the divested product lines, before tax	459	(331)		(2,468)	(1,716)
Tax impact of the divested product lines	(115)	203		608	500
Operational improvement plan income, before tax	(3,494)	-		(2,493)	-
Tax impact of operational improvement plan	455	-		159	-
Adjusted net earnings	$33,240	$29,474	12.8%	$65,774	$60,068	9.5%

Diluted earnings per share (GAAP)	$0.61	$0.72	(15.3%)	$1.36	$1.21	12.4%
Divestiture & other related costs, net of tax	0.24	(0.02)		0.29	0.23
Results of operations of the divested product lines, net of tax	0.01	-		(0.04)	(0.03)
Operational improvement plan income, net of tax	(0.07)	-		(0.06)	-
Adjusted diluted earnings per share	$0.79	$0.70	12.9%	$1.55	$1.42	9.2%

Note: Earnings per share calculations may not foot due to rounding differences.

- MORE -

Sensient Technologies Corporation	Page 11
(In thousands)
(Unaudited)

Reconciliation of Non-GAAP Amounts - Continued

Results by Segment	Three Months Ended June 30,
Revenue	2021	Adjustments (1)	Adjusted 2021	2020	Adjustments (1)	Adjusted 2020

Flavors & Extracts	$179,401	$(1,415)	$177,986	$183,611	$(24,742)	$158,869
Color	133,207	(792)	132,415	121,296	(3,501)	117,795
Asia Pacific	32,317	-	32,317	27,873	(213)	27,660
Intersegment elimination	(9,098)	-	(9,098)	(9,690)	239	(9,451)

Consolidated	$335,827	$(2,207)	$333,620	$323,090	$(28,217)	$294,873

Operating Income

Flavors & Extracts	$24,536	$(45)	$24,491	$22,752	$(1,619)	$21,133
Color	25,615	504	26,119	22,263	1,347	23,610
Asia Pacific	5,793	-	5,793	4,849	(59)	4,790
Corporate & Other	(20,191)	8,194	(11,997)	(7,739)	(1,527)	(9,266)

Consolidated	$35,753	$8,653	$44,406	$42,125	$(1,858)	$40,267

Results by Segment	Six Months Ended June 30,
Revenue	2021	Adjustments (1)	Adjusted 2021	2020	Adjustments (1)	Adjusted 2020

Flavors & Extracts	$380,312	$(26,304)	$354,008	$370,109	$(52,187)	$317,922
Color	268,927	(1,328)	267,599	264,791	(12,573)	252,218
Asia Pacific	66,157	(295)	65,862	58,322	(334)	57,988
Intersegment elimination	(19,867)	150	(19,717)	(19,455)	292	(19,163)

Consolidated	$695,529	$(27,777)	$667,752	$673,767	$(64,802)	$608,965

Operating Income

Flavors & Extracts	$51,554	$(2,925)	$48,629	$43,623	$(2,837)	$40,786
Color	52,209	544	52,753	51,927	1,214	53,141
Asia Pacific	12,545	(87)	12,458	9,908	(93)	9,815
Corporate & Other	(33,658)	10,767	(22,891)	(28,772)	10,316	(18,456)

Consolidated	$82,650	$8,299	$90,949	$76,686	$8,600	$85,286

(1) For Revenue, adjustments consist of revenues of the divested product lines. For Operating Income, adjustments consist of the results of the divested product lines, divestiture & other related costs, and 2021 operational improvement plan costs and income.

- MORE -

Sensient Technologies Corporation	Page 12
(In thousands, except percentages)
(Unaudited)

Reconciliation of Non-GAAP Amounts - Continued

The following tables summarize the percentage change in the 2021 results compared to the 2020 results for the corresponding periods.

	Three Months Ended June 30,
Revenue	Total	Foreign Exchange Rates	Adjustments (2)	Adjusted Local Currency
Flavors & Extracts	(2.3%)	3.7%	(15.1%)	9.1%
Color	9.8%	5.3%	(2.6%)	7.1%
Asia Pacific	15.9%	5.5%	(0.9%)	11.3%
Total Revenue	3.9%	4.4%	(9.6%)	9.1%

Operating Income
Flavors & Extracts	7.8%	3.1%	(8.5%)	13.2%
Color	15.1%	5.4%	4.5%	5.2%
Asia Pacific	19.5%	(0.6%)	(1.5%)	21.6%
Corporate & Other	160.9%	0.1%	131.4%	29.4%
Total Operating Income	(15.1%)	4.5%	(25.4%)	5.8%
Diluted Earnings Per Share	(15.3%)	5.5%	(29.4%)	8.6%
Adjusted EBITDA	10.4%	4.4%	N/A	6.0%

	Six Months Ended June 30,
Revenue	Total	Foreign Exchange Rates	Adjustments (2)	Adjusted Local Currency
Flavors & Extracts	2.8%	3.1%	(9.3%)	9.0%
Color	1.6%	3.8%	(4.5%)	2.3%
Asia Pacific	13.4%	5.7%	(0.1%)	7.8%
Total Revenue	3.2%	3.5%	(6.7%)	6.4%

Operating Income
Flavors & Extracts	18.2%	2.6%	(1.5%)	17.1%
Color	0.5%	4.1%	1.4%	(5.0%)
Asia Pacific	26.6%	0.3%	(0.3%)	26.6%
Corporate & Other	17.0%	0.1%	(7.1%)	24.0%
Total Operating Income	7.8%	4.3%	0.6%	2.9%
Diluted Earnings Per Share	12.4%	5.0%	1.8%	5.6%
Adjusted EBITDA	7.5%	3.5%	N/A	4.0%

(2) For Revenue, adjustments consist of revenues of the divested product lines. For Operating Income, Diluted Earnings per Share, and Adjusted EBITDA, adjustments consist of the results of the divested product lines, divestiture & other related costs, and 2021 operational improvement plan costs and income.

The following table summarizes the reconciliation between Operating Income (GAAP) and Adjusted EBITDA for the three and six months ended June 30, 2021 and 2020.

	Three Months Ended June 30,			Six Months Ended June 30,
	2021	2020	% Change	2021	2020	% Change
Operating income (GAAP)	$35,753	$42,125	(15.1%)	$82,650	$76,686	7.8%
Depreciation and amortization	13,018	12,118		25,817	24,522
Depreciation and amortization, divested product lines	(48)	(16)		(97)	(96)
Share-based compensation expense	2,075	1,485		4,188	2,662
Divestiture & other related costs, before tax	11,688	(1,527)		13,260	10,316
Results of operations of the divested product lines, before tax	459	(331)		(2,468)	(1,716)
Operational improvement plan costs (income), before tax	(3,494)	-		(2,493)	-
Adjusted EBITDA	$59,451	$53,854	10.4%	$120,857	$112,374	7.5%

The following table summarizes the reconciliation between Net cash provided by operating activities (GAAP) and Free Cash Flow for the three and six months ended June 30, 2021 and 2020.

	Three Months Ended June 30,			Six Months Ended June 30,
	2021	2020	% Change	2021	2020	% Change
Net cash provided by operating activities (GAAP)	$60,297	$70,686	(14.7%)	$89,261	$107,614	(17.1%)
Capital expenditures	(11,306)	(12,006)		(25,550)	(21,417)
Free Cash Flow	$48,991	$58,680	(16.5%)	$63,711	$86,197	(26.1%)

- MORE -

Sensient Technologies Corporation	Page 13
(In thousands, except percentages)
(Unaudited)

The following table summarizes the reconciliation between Forecasted GAAP Tax Rate and Forecasted Adjusted Tax Rate for the last six months of 2021.

Last Six Months of 2021
Forecasted GAAP Tax Rate	24%
Forecasted tax impact of divestiture and other related costs, the results of operations of the divested product lines, and the operational improvement plan costs	(2%)
Forecasted Adjusted Tax Rate	22%

We have included each of these non-GAAP measures in order to provide additional information regarding our underlying operating results and comparable period-over-period performance. Such information is supplemental to information presented in accordance with GAAP and is not intended to represent a presentation in accordance with GAAP. These non-GAAP measures should not be considered in isolation. Rather, they should be considered together with GAAP measures and the rest of the information included in this release and our SEC filings. Management internally reviews each of these non-GAAP measures to evaluate performance on a comparative period-to-period basis and to gain additional insight into underlying operating and performance trends, and we believe the information can be beneficial to investors for the same purposes. These non-GAAP measures may not be comparable to similarly titled measures used by other companies.